Exhibit 6


                           SECOND AMENDMENT AGREEMENT
                           --------------------------

         SECOND AMENDMENT AGREEMENT, dated as of September 10, 1996, to the Security Agreement, dated as of June 5, 1995 (as the same has been heretofore, and may be further, amended, supplemented or modified from time to time in accordance with its terms, the "Security Agreement"), between Donnkenny Apparel, Inc., a Delaware corporation ("DKA"), Beldoch Industries Corporation, a Delaware corporation (collectively with DKA, the "Borrowers"), MegaKnits, Inc., a New York corporation, and The Chase Manhattan Bank (formerly known as Chemical Bank) as agent (in such capacity, the "Agent") for the lenders (the "Lenders") named in Schedules 2.01(a) and (b) of the Credit Agreement dated as of June 5, 1995 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") among the Borrowers, the guarantors named therein and signatory thereto, the Lenders and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Security Agreement or the Credit Agreement.

         WHEREAS, DKA desires to acquire all of the outstanding capital stock of Fashion Avenue Knits Inc., a New York corporation ("Fashion") and The Sweater Company, Inc., a New York corporation ("Sweater Company"), pursuant to the Stock Purchase Agreement dated as of September 3, 1996 among DKA and Mel Weiss; and

         WHEREAS, the parties hereto desire to amend certain provisions of the Security Agreement.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

         SECTION 1. AMENDMENTS TO THE SECURITY AGREEMENT

         1.1 Each of Fashion and Sweater Company shall be added to the Security Agreement as a "Grantor" as such term is defined in the Security Agreement. Each of Fashion and Sweater Company, by its execution and delivery of this Amendment Agreement (this "Agreement"), agrees to be bound by all of the terms and provisions of the Security Agreement.

         1.2 Section 1(b) of the Security Agreement is hereby amended and restated in its entirety as follows:

             "(b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) Equipment, (iv) General Intangibles, (v) Inventory, (vi) Factor Payments and (vii) Proceeds."

         1.3 Section 1(f) of the Security Agreement is hereby amended by deleting the period at the end thereof and adding the following:

             "; provided, however, that "Inventory" shall not include (i) Fashion's finished goods and wrapping, packaging and shipping materials so long as Fashion is a party to the Factoring Agreement with Rosenthal & Rosenthal, Inc. (the "Factor") dated May 18, 1987, as amended as of May 3, 1996 (the "Fashion Factoring Agreement"), or (ii) Sweater Company's finished goods and wrapping, packaging and shipping materials so long as Sweater Company is a party to the Factoring Agreement with the Factor dated May 12, 1994, as amended as of May 3, 1996 (the "Sweater Company Factoring Agreement")."

         1.4 Section 1 of the Security Agreement is hereby amended by adding a new clause (h) which reads as follows:

             "(h) "Factor Payments" shall mean any and all sums which the Factor is obligated to or may pay from time to time to (i) Fashion pursuant to the Fashion Factoring Agreement and (ii) Sweater Company pursuant to the Sweater Company Factoring Agreement."

         1.5 Schedule I to the Security Agreement is hereby amended by adding the information set forth on Schedule I annexed hereto.

         SECTION 2. MISCELLANEOUS

         2.1 Each of the Grantors reaffirms and restates, and each of Fashion and Sweater Company makes, the representations and warranties set forth in the Security Agreement, and all such representations and warranties, after giving effect to the amendments set forth herein, shall be true and correct on the date hereof with the same force and effect as if made on such date.

         2.2 Except as herein expressly amended, the Security Agreement and the other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

         2.3 From and after the date hereof, (a) all references in the Security Agreement to "this Agreement", "hereof", "herein", or similar terms and (b) all references to the Security Agreement in each agreement, instrument and other documents executed or delivered in connection with the Security Agreement, shall mean and refer to the Security Agreement, as amended by this Agreement.

         2.4 This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. A facsimile signature page shall constitute an original for the purposes hereof.

         2.5 THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       DONNKENNY APPAREL, INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       BELDOCH INDUSTRIES CORPORATION



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       MEGAKNITS, INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       FASHION AVENUE KNITS INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer

                                       THE SWEATER COMPANY, INC.



                                       By: /s/ Richard Rubin
                                          -----------------------------------
                                             Name:  Richard Rubin
                                             Title: Chief Executive Officer


                                       THE CHASE MANHATTAN BANK (formerly known as Chemical Bank



                                       By: /s/ Jay Linde
                                          -----------------------------------
                                             Name:  Jay Linde
                                             Title: Vice President